FIRST AMENDMENT TO ETF DISTRIBUTION AGREEMENT

This first amendment (“Amendment”) to the novated ETF Distribution Agreement (the “Agreement”) dated as of September 30, 2021, by and between Syntax ETF Trust (the “Trust”) and Foreside Fund Services, LLC (together with the Trust, the “Parties”) is effective as of May 24, 2022.

WHEREAS, the Parties desire to amend Exhibit A of the Agreement.

WHEREAS, Section 8(b) of the Agreement requires that all amendments and modifications to the Agreement be in writing and executed by the Parties.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

I.	Capitalized terms not otherwise defined herein shall have the meanings set forth in Agreement.

2.	Exhibit A of the Agreement is hereby deleted in its entirety and replaced by the Exhibit A attached hereto.

3.	Except as expressly amended hereby, all of the provisions of the Agreement shall remain unamended and in full force and effect to the same extent as if fully set forth herein.

4.	This Amendment shall be governed by, and the provisions of this Amendment shall be construed and interpreted under and in accordance with, the laws of the State of Delaware.

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers.

SYNTAX ETF TRUST	FORESIDE FUND SERVICES, LLC

By:	By:
Name/title:		Mark Fairbanks, Vice President
Date:	Date:

ETF DISTRIBUTION AGREEMENT

Exhibit A

SYNTAX ETF TRUST

Syntax Stratified Core ETF

Syntax Stratified LargeCap ETF

Syntax Stratified MidCap ETF

Syntax Stratified Financials ETF

Syntax Stratified Energy ETF

Syntax Stratified Industrials ETF

Syntax Stratified Information Tools ETF

Syntax Stratified Information ETF

Syntax Stratified Consumer ETF

Syntax Stratified Food ETF

Syntax Stratified Healthcare ETF

Syntax Stratified SmallCap ETF

Syntax Stratified LargeCap II ETF

Syntax Stratified U.S. 1000 ETF

Syntax Stratified U.S. Total Market Hedged ETF

Syntax Stratified U.S. Total Market ETF

Syntax Stratified Europe & Asia Developed Markets ETF

Syntax Stratified LargeCap III ETF

Syntax Stratified Emerging Markets ETF

Syntax Stratified LargeCap ESG ETF

Syntax Stratified MidCap II ETF

Syntax Stratified Total Market II ETF

Syntax Stratified U.S. Total Market Hedged II ETF

Syntax Stratified SmallCap II ETF